                      THIRD AMENDMENT TO LICENSE AGREEMENT

      This Third Amendment to License Agreement (this "Amendment"), effective as of December 1, 2000 (the "Effective Date"), is made to a certain License Agreement by and between:

      MICRODROP GMBH, Muehlenweg 143, D-22844 Norderstedt, Germany (hereinafter referred to as "Microdrop")

                                       and

      PACKARD INSTRUMENT COMPANY, INC., a State of Delaware corporation having its principal office at 800 Research Parkway, Meriden, Connecticut 06450, USA (hereinafter referred to as "Packard").

                              W I T N E S S E T H:

      WHEREAS, Microdrop and Packard entered into a License Agreement dated as of June 13, 1996, as amended by the First Amendment to License Agreement dated as of October 23, 1997 and the Second Amendment to License Agreement dated as of May 10, 1999 (collectively, the "Agreement"), pursuant to which Microdrop granted to Packard an exclusive license to use certain valuable technology owned or controlled by Microdrop for a specific field of use;

      WHEREAS, Microdrop and Packard desire to further amend the terms of the Agreement as set forth in this Amendment;

      NOW THEREFORE, in consideration of the premises and of the mutual 4agreements and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

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      2. For purposes of Article 3.6 of the Agreement, notwithstanding the actual number of units sold, the parties hereby deem the sale by Packard of its [* * *] Licensed Packard Product to have occurred as of the Effective Date of this Amendment, and all references to the Microdrop Sales Termination Date in the Agreement shall mean the Effective Date of this Amendment.

      3. On or before [* * *], Packard shall pay to Microdrop [***], and the parties hereby agree that such payment shall satisfy, in full, the payment due Microdrop by Packard under Article 5.5(d) of the Agreement.

      4. Article 5.5(e) remains unchanged.


      5. The following sentence is hereby added to the end of Article 5.4:


      "If the aggregate royalties accrued for any of the calendar years ending on December 31, 2007 through December 31, 2012, inclusive, shall be less than [* * *], then, unless Packard shall pay to Microdrop, as agreed minimum royalties for such year, the difference between [* * *] and the amount of royalties actually paid during such year, the exclusive license granted to Packard hereunder shall thereupon be converted to and shall become a non-exclusive license."

      5. The first sentence of Article 10.1 of the Agreement is hereby amended in its entirety to read as follows:


      "The initial term of this Agreement shall be for a period from the Effective Date through December 31, 2012."


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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      IN WITNESS WHEREOF, the undersigned parties, acting through their duly authorized representatives, have executed this Amendment as of the date first written above.

MICRODROP, GmbH

By: /s/ Michael Doering
   -------------------------------
Name: Michael Doering
     -----------------------------
Title: General Manager
      ----------------------------
Date:  Dec. 18, 2000
      ----------------------------

PACKARD INSTRUMENT COMPANY, INC.

By: /s/ Staf C. van Cauter
   -------------------------------
Name: Staf C. van Cauter
     -----------------------------
Title: Vice President Business Development
      ------------------------------------
Date: 20 December, 2000
     -----------------------------

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